MGT Provides Litigation Update

Claim Construction Hearing Set For September 25, 2014

Harrison, NY (January 28, 2014) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that the U.S. District Court for the Southern District of Mississippi has issued an Order setting the timeline for electronic discovery and the Claim Construction Hearing in MGT Gaming’s patent infringement lawsuit.

Originally filed as one lawsuit on November 2, 2012, the lawsuit has been split into three separate cases as follows: 1) MGT Gaming, Inc. v. WMS Gaming, Inc. et al, case number 3:13-cv-00691-CWR-FKB; 2) MGT Gaming, Inc. v. WMS Gaming, Inc. et al, case number 3:13-cv-00692-CWR-FKB; 3) MGT Gaming, Inc. v. Aruze Gaming America, Inc. et al, case number 3:13-cv-00693-CWR-FKB. The previously announced June 5, 2014 Claim Construction Hearing date has been changed to September 25, 2014 as all parties to the litigation agreed with the Court to allow sufficient time to complete ongoing discovery.

MGT Gaming recently served its Infringement Contentions for both the 7,892,088 patent and the newly-issued 8,500,554 Patents in all three cases. Those infringement contentions are included, in abbreviated form, in MGT’s Second Amended Complaint, which has been filed in all cases to incorporate the additional infringement allegations based on the ’554 patent. These filings as well as all other case filings can currently be found on the PACER system at www.pacer.gov. “We are in the process of revising our website to include the PACER filings,” said Robert Ladd, MGT’s Chief Executive Officer.  “We believe that this timely information will allow investors to make informed investment decisions.”

About MGT Capital Investments, Inc.

MGT and its subsidiaries are engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space, as well as the casino industry.

MGT Gaming, a majority owned subsidiary, owns U.S. Patent Nos. 7,892,088 and 8,500,554 relating to certain casino slot machine systems and has filed a patent infringement lawsuit against WMS Gaming (a subsidiary of Scientific Games Corporation), and others. The Company also owns a majority interest in FanTD LLC, the operator of FanThrowdown.com, one of the leading online daily fantasy sports wagering websites. Another majority owned subsidiary, MGT Interactive, owns REAL DEAL POKER™, an innovative online poker technology with a patented card shuffling system, allowing for regulatory transparency and auditability, and a higher level of realism.  MGT Studios is prepared to offer social casino games and a skilled gaming platform that allows play for real money.

Forward looking statements

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com